Exhibit 1.4

ASHTON GARNETT SECURITIES, LLC

AMENDMENT TO SELLING AGREEMENT

September 17, 2012

Ashton Garnett Securities, LLC

918 S. Horton Street, Suite 908

Seattle, Washington 98134

RE:    MVP REIT, Inc.

Ladies and Gentlemen:

MVP REIT, Inc. (the “Company”) and Ashton Garnett Securities, LLC (the “Selling Agent”) hereby enter into this Amendment (the “Amendment”) to the Selling Agreement, dated as of July 16, 2012, between the Company and the Selling Agent (the “Selling Agreement”), to amend the Selling Agreement as follows:

1.    Capitalized Terms.  Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Selling Agreement.

2.    Deletion of Section 3(g).  Effective immediately, Section 3(g) of the Selling Agreement is hereby deleted its entirety and shall be of no further force or effect.

3.    No Advances Paid.  Each party acknowledges and agrees that the Company has not paid in advance any selling commissions to the Selling Agent pursuant to Section 3(g) of the Selling Agreement prior to the date of this Amendment.

4.    No Further Amendments; Counterparts.  Except as specifically amended by this Amendment, the Selling Agreement shall remain in full force and effect. This Amendment may be executed (including by facsimile transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this letter agreement.

[Remainder of page left intentionally blank; signatures on following page.]

Ashton Garnett Securities, LLC

September 17, 2012

IN WITNESS WHEREOF, the parties hereto have each duly executed this Amendment to the Selling Agreement as of the day and year set forth above.

THE COMPANY:

MVP REIT, INC.

By:	/s/ Michael V. Shustek
Name: Michael V. Shustek
Title: CEO

THE ADVISOR:

MVP REALTY ADVISOR, LLC

By:	/s/ Michael V. Shustek
Name: Michael V. Shustek
Title: CEO

Accepted as of the date first above written:

THE SELLING AGENT:

ASHTON GARNETT SECURITIES, LLC

By:	/s/ Dale Garnett
Name: Dale Garnett
Title: CEO